Exhibit 99.1

WILSHIRE BANCORP, INC.
CONTACT:
Joanne Kim, President & CEO, 213-639-1843	800 Wilshire Boulevard, Suite 300
Alex Ko, SVP & CFO, 213-427-6560	Los Angeles, CA 90017-2604
www.wilshirebank.com	TEL 213-955-0020
NEWS RELEASE

Wilshire State Bank Assumes All Loans and Deposits of Mirae Bank

LOS ANGELES (June 26, 2009)—Wilshire Bancorp, Inc. (NASDAQ: WIBC) announced today that its wholly-owned subsidiary bank, Wilshire State Bank, purchased the assets and assumed the entire deposits and secured borrowings of Mirae Bank from the Federal Deposit Insurance Corporation (“FDIC”). The California Department of Financial Institutions declared Mirae Bank closed today and appointed the FDIC as receiver. All five branches of Mirae Bank will reopen as Wilshire State Bank branches on Monday morning, June 29, 2009, and resume ordinary banking operations. The Olympic branch will remain closed this Saturday, June 27, 2009 and reopen on Monday morning, along with the other four branches.

“We are very pleased to welcome the customers and the employees of Mirae Bank to the Wilshire State Bank family,” said Wilshire Bancorp President and CEO Joanne Kim.   “We are working diligently with Mirae Bank employees and the FDIC, and are taking every possible measure to ensure that the transition will be as smooth and seamless as possible so that any disruption to the services to customers of Mirae will be reduced to an absolute minimum.”

Ms. Kim continued: “Customers of Mirae Bank should continue to use their existing branches, checks, ATM or debit cards. If former Mirae Bank customers have any questions regarding their accounts, they should continue to use the same channels as they have in the past, including contacting their local branch. Delivering superior customer service is our objective. Customers can rest assured their deposits are safe and sound at Wilshire State Bank, which is well-capitalized and profitable.”

“The strategic acquisition of the banking operations of Mirae Bank will strengthen our position in the multi-ethnic greater Los Angeles market,” noted Steven Koh, Wilshire Bancorp’s Chairman of the Board. “Consistent with our strategy, acquisitions like these are an efficient means of leveraging our strong capital base and investing in markets with which we are very familiar.”

ABOUT THE COMPANY

Headquartered in Los Angeles, Wilshire State Bank operates 21 branch offices in California, Texas, New Jersey and New York, and five loan production offices in Dallas, Houston, Atlanta, Denver, and Annandale, VA, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.